EXHIBIT 10.31
                                                   Execution Copy

                           EXHIBIT B/G

               OPERATION AND MAINTENANCE AGREEMENT



      This OPERATION AND MAINTENANCE AGREEMENT (this "Agreement") is executed as of June 2, 2000, by and between (1) R&B Falcon Corporation, a Delaware corporation ("Manager"), (2) RBF Exploration Co., a Nevada corporation ("RBFE"), (3) BTM Capital Corporation, a Delaware corporation (together with its successors and assigns, "BTM"), and (4) R&B Falcon Deepwater (UK) Limited, a limited liability company incorporated in England and Wales ("Deepwater").

(A) WHEREAS, under that certain Offshore Daywork Drilling Contract between Shell Deepwater Development Inc. ("SDDI") and RBFE dated effective August 12, 1998 (as amended or modified to date as permitted by the Trust Indenture, hereinafter defined, the "Original SDDI Contract"), SDDI and RBFE agreed to certain terms and conditions for RBFE's provision of certain drilling services utilizing a certain semisubmersible drilling rig (being the 'Rig' defined in the Original SDDI Contract, hereinafter called the "Drilling Rig"); and

(B) WHEREAS, RBFE and Chase Bank of Texas, National Association acting in its capacity as trustee on behalf of the Note Holders defined in Recital (C) following, and together with its successors and assigns, the "Indenture Trustee") entered into a certain Trust Indenture and Security Agreement dated August 12, 1999, (the "Original Trust Indenture") which provides for and pursuant to which there has been effected, among other things, the pledge of certain collateral and the issuance of $200,000,000 Class A1 Senior Secured Notes and the issuance of $50,000,000
Class A2 Senior Secured Notes (collectively, the "Notes"), subject to the terms and conditions contained therein; and

(C) WHEREAS, in connection with the sale of the Notes, RBFE entered into certain Note Purchase Agreements dated August 12, 1999, as amended by the First Amendment to Note Purchase Agreements dated as of February 1, 2000 (the "Note Purchase Agreements") with various Note purchasers (together with their successors and assigns as holders of any of the Notes the "Note Holders"); and

(D) WHEREAS, in consideration of the purchase of the Notes pursuant to the Note Purchase Agreements, the Note Holders required that Manager enter into an agreement (the "Original O&M Agreement") relating to the operation, maintenance and repair of the Drilling Rig and certain other matters as set forth therein; and

(E) WHEREAS, RBFE, the Indenture Trustee and BTM entered into a certain Supplemental Indenture and Amendment dated February 1, 2000 (the "First Supplemental Indenture") which provided for, among other things, the consent of the Note Holders to the acquisition of the Drilling Rig by BTM; and

(F) WHEREAS, the Drilling Rig is registered under Panamanian flag in the ownership of BTM, and BTM has granted in favour of the Indenture Trustee a first naval mortgage over the Drilling Rig dated February 2, 2000 (the "First Preferred Ship Mortgage"); and

(G) WHEREAS, by a hire purchase agreement dated March 20, 2000 (the "HP Agreement") entered into between BTM and Sovereign Corporate Limited (together with its successors and assigns, the "Lessor"), BTM has agreed to sell and the Lessor has agreed to purchase the Drilling Rig; and

(H)   WHEREAS,  by  a  lease agreement dated June  2,  2000  (the
"Lease") entered into between the Lessor and Deepwater, the Lessor has agreed to lease to Deepwater, and Deepwater has agreed to take on lease, the Drilling Rig; and

(I) WHEREAS, by the Transfer Agreement (as defined in the Original Trust Indenture), SDDI, RBFE and Deepwater have agreed that with effect from the Commencement Date (as defined in the Original SDDI Contract) the rights and obligations of RBFE under the Original SDDI Contract shall (subject to rights of the Indenture Trustee as assignee of the Original SDDI Contract) be assigned and transferred to Deepwater (the Original SDDI Contract as so assigned and transferred and as from time to time amended or modified as permitted by the Trust Indenture, hereinafter defined, the "SDDI Contract"); and

(J) WHEREAS, BTM as a condition to the giving of its consent to the lease arrangements requires an indemnity from the Manager in connection with its continuing ownership and the operation of the Drilling Rig; and

(K) WHEREAS, Deepwater wishes to engage the services of the Manager in connection with the operation, maintenance and repair of the Drilling Rig as required for the performance by Deepwater of its obligations as contractor under the SDDI Contract; and

(L) WHEREAS, RBFE, BTM, the Indenture Trustee and Deepwater have entered into a certain Second Supplemental Indenture and Amendment dated as of June 2, 2000 (the "Second Supplemental Indenture") (the Original Trust Indenture, as modified by the First and Second Supplemental Indentures and as from time to time hereafter amended or modified, the "Trust Indenture"); and

(M) WHEREAS, Manager by virtue of its indirect ownership of RBFE and Deepwater reasonably expects to benefit from Deepwater's performance of its obligations under the SDDI Contract and the maintenance of the Drilling Rig and BTM's continuing ownership of the Drilling Rig and RBFE, as obligor in respect of the Notes secured by Deepwater, is interested in ensuring that Deepwater operates the Drilling Rig and procures its management on suitable terms;

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                     ARTICLE 1 - DEFINITIONS

      Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Trust Indenture. The following terms shall have the respective meanings:

      "Deed of Priorities" - means an agreement entered or to be entered into between (among others) the Indenture Trustee, the Lessor, the Manager, RBFE, Deepwater and BTM.

      "Effective Date" - means the effective date of the transfer by RBFE to Deepwater of RBFE's rights and obligations under the Original SDDI Contract pursuant to the SDDI Contract Transfer
Agreement.

       "Prudent Engineering and Operating Practices" -- The practices generally prevailing in the offshore oil and gas drilling industry but, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should have been known to the Manager at the time a decision was made, could have been expected to accomplish the desired result at a reasonable cost in a manner consistent with law, reliability, safety, security, environmental protection and expedition. Prudent Engineering and Operating Practices include, but are not limited to, insuring that:

     (a) adequate materials, resources, supplies and fuel are available to meet Deepwater's performance requirements under the SDDI Contract,

     (b) sufficient operating personnel are available and are adequately experienced and trained to operate the Drilling Rig properly and efficiently to meet Deepwater's performance requirements under the SDDI Contract and are knowledgeable about responding to normal, abnormal and emergency conditions,

     (c) preventive, routine and non-routine maintenance and repairs are performed on a basis that will enable Deepwater to meet Deepwater's performance requirements under the SDDI Contract and that (i) promotes reliable long-term and safe operation of the Drilling Rig, (ii) are performed by knowledgeable, trained and experienced personnel utilizing proper equipment and tools, and (iii) meets or exceeds any requirements and recommendations set forth in all applicable equipment manuals,

     (d) appropriate monitoring and testing is done (i) to determine equipment is functioning as designed, (ii) to provide reasonable assurance that equipment will function properly under normal, abnormal and emergency conditions, and (iii) to meet or exceed any requirements and recommendations set forth in applicable equipment operating manuals,

     (e)   the Drilling Rig is not operated in a reckless  manner
     or   without  regard  to  applicable  limitation   such   as
     temperature, sea condition, control system limits and other applicable operating limitations,

     (f) the Drilling Rig is operated in such a manner as to maximize revenues produced without materially decreasing the Drilling Rig's useful life (normal wear and tear excepted) or increasing the scheduled maintenance of the Drilling Rig's components, and

     (g) the Drilling Rig and each of its components is operated and maintained in accordance with all applicable manufacturer's recommendations and in such manner that all applicable warranties shall remain in full force and effect.

      "Second Preferred Ship Mortgage" - means a second priority naval mortgage over the Drilling Rig granted or to be granted by BTM in favour of the Lessor as security for the obligations of Deepwater under the Lease and of BTM under the HP Agreement.

     "Services" - has the meaning set out in Article II hereof.

                      ARTICLE II - SERVICES

      SECTION 2.1 Services. Manager undertakes and agrees for the benefit of each of the other parties and the Indenture Trustee (for itself and on behalf of the Note Holders) on behalf of Deepwater to operate, maintain, repair and take all other actions of a prudent manager, owner or operator of the Drilling Rig including, without limitation, the following (all such obligations are herein called the "Services"):

     (a) to perform or cause to be performed on behalf of Deepwater any and all of the obligations and responsibilities of every nature whatsoever, expressed or implied, to be performed by Deepwater under the SDDI Contract and under all documents and instruments executed and to be executed pursuant to the SDDI
          Contract as and when required to be made or performed under the SDDI Contract, including, without limiting the generality of the foregoing, with respect to equipping, mobilizing, demobilizing, maintaining, insuring, repairing, providing crew and drilling services, invoicing SDDI in a timely manner and performing of all indemnities and in all respects in accordance with the terms of the SDDI Contract and Prudent Engineering and Operating Practices;

     (b) to advise Deepwater and the Indenture Trustee with respect to any proposed amendment, modification or change in the SDDI Contract;

     (c) to maintain the Drilling Rig and all equipment used in connection therewith in good running order, repair and first class condition and in compliance with the SDDI Contract and all Governmental Requirements and with the class designation as specified in the definition of Operational Period Conditions Precedent and, in connection therewith, present any and all warranty claims with respect to the Drilling Rig and to keep the Drilling Rig at all time registered as a vessel under the laws of the Republic of Panama and otherwise operate or cause to be operated the Drilling Rig in accordance with the SDDI Contract and Prudent Engineering and Operating Practices and otherwise in a careful and efficient manner and in compliance with all Governmental Requirements, including, without limitation, operating the Drilling Rig in such a manner and in compliance with all Governmental Requirements such that SDDI shall have no right under Section 10.3 of the SDDI Contract or otherwise to withhold any federal, state or local income or other taxes from payments due under the SDDI Contract, provided, however, to the extent SDDI does withhold any such payments, the Manager shall promptly pay Deepwater an amount equal to such withheld payments, on an after-tax basis;

     (d) subject to the requirements and restrictions of the Trust Indenture, the First Preferred Ship Mortgage, the Lease, the Second Preferred Ship Mortgage and the Assignment of Drilling Contract, to take all other actions with respect to the Drilling Rig or the SDDI
          Contract as the Manager shall deem to be in the best interest of Deepwater;

     (e) to negotiate and enter into all contracts and arrangements to provide services necessary to perform Deepwater's obligations under the SDDI Contract on such terms and conditions as are customary and reasonable in light of local standards and practices and Prudent Engineering and Operating Practices;

     (f) to obtain and maintain in full force and effect all necessary licenses, permits, authorizations and other rights required under all applicable laws, rules and regulations from all Governmental Authorities in connection with the ownership and operation of the Drilling Rig pursuant to the SDDI Contract or otherwise;

     (g) to maintain all books and records with respect to the operation and maintenance of the Drilling Rig and performance of the SDDI Contract;

     (h) to cause the surveys and inspections referred to in Annex D of the Trust Indenture to be timely conducted and satisfactorily passed with the five (5) year surveys and inspections conducted and passed prior to the Maturity Date;

     (i) in the event of any damage to the Drilling Rig from any casualty having a repair cost in excess of $1,000,000 to give prompt written notice thereof to Deepwater, RBFE, BTM and the Indenture Trustee, which notice shall set forth in reasonable detail the nature and extent of the damage, an estimate of the costs and repairs and an estimate of the length of time necessary to repair such damage. Such notice shall also state whether the Manager considers such damage to constitute an Event of Loss, which statement shall not, however, be determinative. With respect to any casualty damage, regardless of whether insurance proceeds are available, the Manager shall promptly and diligently repair the Drilling Rig or cause the Drilling Rig to be repaired to the same condition as it was before such damage and in compliance with the foregoing requirements, free and clear of all liens and encumbrances;

     (j)  to  enforce  all  obligations of SDDI  under  the  SDDI
          Contract;

     (k) to maintain all insurance on the Drilling Rig at all times in accordance with the requirements set forth in the Trust Indenture and the Lease, including but not limited to maintaining appropriate levels of insurance to comply with the Oil Pollution Act of 1990;

     (l) to provide all personnel required in order to perform Deepwater's obligations under the SDDI Contract , such personnel to have the qualifications necessary to comply with Deepwater's obligations under the SDDI Contract and any qualifications imposed by applicable laws, rules and regulations;

     (m) to provide such administrative, engineering and other technical support services as may be needed including, without limitation, accounting, data processing, legal, tax, project management, contract administration, transportation, communications, payroll, purchasing, shipping and personnel administration services;

     (n) to furnish Deepwater, RBFE, BTM and the Indenture Trustee, as soon as possible, and in any event within two (2) business days after receipt, any notice of any claim, default, violation (actual or threatened) of any applicable laws, rules and regulations, of the SDDI Contract, or any threatened or pending litigation with respect to or which could cause a Material Adverse Effect on Deepwater, RBFE, the Drilling Rig or the SDDI Contract, together with a written summary setting forth the details of such notice, if any, and the action that is proposed to be taken by the Manager with respect thereto;

     (o) to operate the Drilling Rig in compliance with Environmental Laws, and to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that: (i) all property of Deepwater and BTM including, without limitation, the Drilling Rig, the operations conducted thereon and other activities of Deepwater are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of, discharged or are otherwise released except in compliance with Environmental Laws, (iii) no hazardous substance will be released in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of the CERCLA, and (iv) no oil, oil exploration and production wastes or hazardous substance is discharged or released so as to pose an eminent and substantial endangerment to public health or welfare or the environment which will result in damages recoverable under OPA;

     (p) to develop and implement an occupational safety plan and a spill plan and submit such plans to Deepwater, BTM and the Indenture Trustee;

     (q) so long as the Trust Indenture is in full force and effect to keep the Drilling Rig at all times in United States territorial waters in the Gulf of Mexico or in the Gulf of Mexico on or above the outer Continental Shelf of the United States; provided, however, if SDDI requires the Drilling Rig to change location pursuant to the SDDI Contract, the Drilling Rig may, subject to giving BTM reasonable prior notice of the relevant change of location, be moved to such location as SDDI so requires; and

     (r)  to   maintain   and  provide  evidence   of   financial
          responsibility to satisfy the requirements of  the  Oil
          Pollution Act 1990.

     SECTION 2.2 Obligations Absolute. The obligations of the Manager hereunder including, without limitation, the payment obligations in Section 6.2(b) are absolute and unconditional and are performable and payable without set-off, deduction or defense, and without abatement, suspension, deferment, diminution or reduction, free from charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever including, without limitation, (i) any right the Manager may have against BTM, RBFE, the Lessor, Deepwater, SDDI or any other party hereunder or pursuant to the SDDI Contract or otherwise; (ii) any breach, default or misrepresentation by BTM, RBFE, the Lessor, Deepwater or SDDI pursuant to this Agreement, the SDDI Contract or otherwise; or (iii) any invalidity or unenforceability in whole or in part of this Agreement or the SDDI Contract or any other document or instrument relating thereto, or any other infirmity therein or lack of power or authority of any party thereto (provided however that any monetary damage recoveries for claims made hereunder by Deepwater, RBFE, BTM and/or the Indenture Trustee shall be without duplication). Except as expressly provided in Article IV below, this Agreement shall not terminate and the Manager shall not have any right to terminate this Agreement nor shall the Manager have the right to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation, any failure of Deepwater to make reimbursement or pay compensation pursuant to Article III below or any action, omission or breach on the part of BTM, RBFE, the Lessor, Deepwater or SDDI under this Agreement or the SDDI Contract or any other agreement between said parties; the impossibility or illegality of performance by BTM, RBFE, the Lessor, Deepwater or SDDI; any action of any court, administrative agency or governmental authority; or any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, and the Manager will remain obligated under this Agreement notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting BTM, the Lessor, Deepwater or RBFE.

                   ARTICLE III - COMPENSATION

     SECTION 3.1    Reimbursements.

      All direct expenses incurred by the Manager in performance of the Services herein will be reimbursed to the Manager by Deepwater. The Manager will provide Deepwater with invoices and documentation in sufficient detail to describe the direct expenses to be reimbursed. Deepwater will reimburse the Manager for such direct expenses within ten (10) days after receipt of the invoice and documentation as aforesaid.

     SECTION 3.2    Manager Fee.  Deepwater shall pay the Manager
a  fixed  amount  of $2,500 per day as a fee for  performing  the
Services under this Agreement.  Such fee shall be payable  in  12 equal monthly payments.

     As provided in Section 2.2 above any failure by Deepwater to make a reimbursement called for in Section 3.1 or to pay all or any portion of the Manager Fee under Section 3.2 above shall not give rise to a right of the Manager to terminate this Agreement or to reduce or suspend the Manager's obligations to perform hereunder, but in such event the Manager's claim against Deepwater shall be deferred until payment in full of the Notes and other indebtedness and obligations under the Trust Indenture and any such claim is and shall be subordinate in right of payment to payment in full of the Notes and other indebtedness and obligations under this Trust Indenture.

                        ARTICLE IV - TERM

      SECTION 4.1 Term. This Agreement shall take effect on the Effective Date and, unless earlier terminated as provided in
Article VI below, shall remain in full force and effect until the last to occur of (i) termination of the SDDI Contract and (ii) payment in full of the Notes and termination of the Trust Indenture.

      SECTION 4.2 Termination of Original O&M Agreement. Simultaneously with the taking effect of this Agreement in accordance with Section 4.1, the Original O&M Agreement shall be and is hereby deemed to be terminated with immediate effect except that any obligations of indemnity with respect to any fact or circumstance in existence, or directly or indirectly arising out of any fact or circumstance in existence, on or prior to the taking effect of this Agreement shall (whether or not such fact or circumstance was known or knowable) continue unaffected.

ARTICLE V - REPRESENTATION AND WARRANTIES

      The Manager represents and warrants to Deepwater, BTM and RBFE as follows:

     SECTION 5.1 Organization and Power. The Manager (i) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which such qualification is required in order for the Manager to carry on its business as now conducted and as required to fulfill its obligations hereunder; and (ii) has the full corporate power, authority and legal right to carry on its business as now conducted and to execute, deliver and perform this Agreement.

       SECTION 5.2 No Violation. Neither the execution, delivery or performance by the Manager of this Agreement nor compliance herewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (A) any law in effect as of the date hereof binding upon the Manager or the Drilling Rig or (B) any order, writ, injunction or decree of any court or other governmental authority binding upon the Manager or the Drilling Rig, or (ii) results or will result in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to such agreement or instrument. Neither the execution, delivery or performance by the Manager of this Agreement nor compliance by the Manager herewith conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the certificate of incorporation or by-laws of the Manager or (ii) any agreement or instrument to which the Manager is a party or by which it is bound.

      SECTION 5.3 Agreement is Legal and Authorized. This Agreement has been duly authorized by the Manager by all necessary corporate action (including any necessary action by its shareholders) and duly executed and delivered by it, and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a legal, valid and binding obligation of the Manager enforceable against it in accordance with its terms, except as certain rights and remedies as set forth herein may be limited by (a) bankruptcy, reorganization and similar laws of general application relating to or affecting the enforcement of creditors' rights and (b) general principles of equity.

      SECTION 5.4 Consents. No consent, license, approval or authorization of, or filing, registration or declaration with, or exemption or other action by, any Governmental Authority other than those obtained and in full force and effect is required in connection with the execution and delivery or performance by the Manager of this Agreement.

      SECTION 5.5 Standards of Performance. The Manager represents that (a) it has substantial knowledge, experience and expertise with respect to the offshore drilling industry and has required expertise covering resources experience, qualifications and capabilities in connection with fulfilling its obligations hereunder, (b) it shall execute its responsibilities under this Agreement in a manner that is consistent with Prudent Engineering and Operating Practices and is qualified to do so, (c) it will utilize personnel that are qualified, experienced and capable, and (d) it will correctly install any equipment or materials requiring installation in order to fulfill its obligations hereunder.

      SECTION 5.6 Permits. The Manager represents that all governmental consents, licenses and permits required for it to perform the Services have been or will be obtained by it on or before the time required by any applicable laws.

     SECTION 5.7 No Violation of Law. Neither the Manager nor any affiliate of the Manager is in violation of any applicable laws, statutes, orders, rules or regulations promulgated or judgments entered by any Governmental Authority, which violations, individually or in the aggregate, would adversely affect Manager's ability to perform its obligations hereunder.

      SECTION 5.8 Litigation. Neither the Manager nor any affiliate of the Manager is a party to or is threatened with any legal, administrative, arbitral, investigative, arbitral or other proceedings ("Proceedings"), which Proceedings, individually or in the aggregate, would materially and adversely affect the Manager's ability to perform its obligations under this Agreement.

                 ARTICLE VI - EVENTS OF DEFAULT

     SECTION 6.1 Events of Default. The occurrence of any one or more of the following events shall be an "Event of Default" hereunder:

      (a) The Manager shall fail to observe or perform any term, covenant or condition of this Agreement and such failure shall either (i) cause a default under the SDDI Contract or (ii) remain uncured for a period of 30 days after the earlier of actual knowledge thereof by the Manager or the giving of written notice thereof by Deepwater or the Indenture Trustee;

      (b) any representation or warranty made by the Manager in this Agreement (or in any certificate or instrument executed in connection therewith) shall be untrue, inaccurate or misleading in any material respect;

      (c) The Manager shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, agent, custodian, liquidator or similar person for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, agent, custodian, liquidator or similar person for itself or a substantial portion of its property, assets or business, or action shall be taken by the Manager, for the purpose of effectuating, authorizing or furthering any of the foregoing;

      (d) involuntary proceedings or an involuntary petition shall be commenced or filed against the Manager under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of such person or the appointment of a receiver, agent, custodian, liquidator or similar person for the Manager or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be;

      (e) a "Contractor" default occurs and is continuing under the SDDI Contract and the Manager is not diligently pursuing the cure thereof;

     (f) the SDDI Contract shall for any reason be terminated or cease to be in full force and effect; or

      (g) SDDI, for any reason, becomes entitled to a material off-set, deduction or abatement in payment of the Operating Rate
(as  defined in the SDDI Contract) under and pursuant to the SDDI
Contract.

     SECTION 6.2    Remedies.

      (a) If an Event of Default shall have occurred and be continuing, RBFE, Deepwater and the Indenture Trustee shall have all rights and remedies available at law, equity or otherwise.

      (b) In addition to the remedies provided in Section 6.2(a) above, and in furtherance thereof, if an Event of Default shall have occurred and be continuing and as a result thereof SDDI has discontinued or reduced payments of the Operating Rate (as defined in the SDDI Contract) during the Primary Period (as defined in the SDDI Contract) or has terminated the SDDI Contract (any such discontinuance or reduction or termination being referred to as an "SDDI Event"), the Indenture Trustee shall be entitled (but not obligated) to appoint a new Manager and/or operator under and pursuant to Paragraph 2.2.4.1 of the SDDI Contract, and RBFE, Deepwater and the Indenture Trustee shall be entitled to, and the Manager shall pay as liquidated damages to the Indenture Trustee for the account of RBFE within five Business Days of demand of the Indenture Trustee, the following:

          (i) so long as the SDDI Contract is still in force and effect and the Operating Rate payments have been discontinued or reduced, the Manager shall pay on each date that the Operating Rate is payable pursuant to the SDDI Contract an amount equal to the difference between the portion of each Operating Rate payment, if any, timely received by or for the account of Deepwater and the full amount of the Operating Rate payment that would have been due on such date but for such Event of Default; and

           (ii) in the event the SDDI Contract is terminated, the Manager shall pay within five Business Days of demand, as aforesaid, the discounted present value of the Operating Rate payments which SDDI would have been required to pay for the period from the date of termination to the end of the Primary Period using a discount rate of 7.35%.

      (c) The Parties acknowledge and agree that because of the unique nature of the SDDI Contract and the unavailability of a timely and practical substitute contract, it is difficult or impossible to determine with precision the amount of damages that would or might be incurred as a result of an SDDI Event. Accordingly, it is understood and agreed by the Parties that (i) RBFE and/or Deepwater and each Note Holder shall be damaged by the occurrence of an SDDI Event, (ii) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, (iii) any sums that would be payable under Section 6.2(b) are in the nature of liquidated damages, and not penalties, and are fair and reasonable, and (iv) such payment represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from such SDDI Event, and shall, without duplication, be the sole and exclusive measure of damages with respect to the SDDI Event. In addition to the foregoing, RBFE and/or Deepwater and the Indenture Trustee shall be entitled to any and all other damages that RBFE and/or Deepwater, the Indenture Trustee and any Note Holder may sustain due to an Event of Default from a cause other than an SDDI Event.

     (d) If the SDDI Contract is terminated, in addition to, but not in lieu of, the payment obligation in Section 6.2(b)(ii), the Manager shall use its best efforts to find alternative employment for the Drilling Rig acceptable to Deepwater and, provided the Indenture Trustee has any further interest under the Trust Indenture, the Indenture Trustee. If such employment is found, Deepwater shall pay to the Manager any amounts received by it as a result of such employment (net of any amounts required by Deepwater to discharge as they fall due its liabilities in respect of Deepwater Responsibilities) until the earlier to occur of:

     (i) an amount equal to that paid by the Manager to the Indenture Trustee for the account of RBFE and/or Deepwater pursuant to Section 6.2(b)(ii) above has been paid to the Manager; or

     (ii) the date on which the Primary Period (as defined in the SDDI Contract) would have expired.

      (e) No failure to exercise and no delay in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     (f) If an Indenture Event of Default or an Event of Default hereunder shall have occurred and be continuing, Manager irrevocably and unconditionally covenants and agrees that Manager shall, upon demand of the Indenture Trustee, immediately move the Drilling Rig to such United States port or other location within the territorial waters of the United States subject to the in rem admiralty jurisdiction of the United States federal courts as Indenture Trustee may designate in writing in its sole and absolute discretion. Manager is authorized and directed to move the Drilling Rig as aforesaid upon written notice from the Indenture Trustee, and Manager agrees to so move the Drilling Rig at the direction of the Indenture Trustee, notwithstanding any contrary or conflicting instructions or advice from Deepwater, the Lessor, or any other Person, and Manager shall not be required to make inquiry as to the truth or accuracy of such notice from the Indenture Trustee or the right of the Indenture Trustee to act as aforesaid and shall have no liability or obligations to Deepwater in connection therewith. The rights of the Indenture Trustee hereunder are conditioned only upon its delivery of the notice aforesaid and may be exercised by the Indenture Trustee either with or without taking possession of the Drilling Rig or any other Collateral and either before or after taking possession of any such Collateral, and without instituting any legal or foreclosure proceedings whatsoever. Any cost or expense incurred by Manager in connection with the foregoing shall be reimbursed by Deepwater as set forth in Section 3.1 hereof, and shall in no event be required to be paid by the Indenture Trustee. The obligation of Manager under this subsection (f), to the maximum extent permitted by law, is absolute and unconditional, irrespective of any breach or default by Deepwater, BTM or RBFE hereunder, or any other Person, the insolvency, bankruptcy, reorganization, dissolution or liquidation of Deepwater, BTM, RBFE or the Lessor, any change in ownership of Deepwater, BTM or RBFE or any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of Manager with respect to the foregoing obligation to move the Drilling Rig.

      SECTION 6.3 Deepwater's and Indenture Trustee's Right to Cure Event of Default. Deepwater or the Indenture Trustee, without waiving or releasing any obligation owed to it or any Event of Default may (but shall be under no obligation to) remedy any Event of Default for the account of and at the sole cost and expense of the Manager. All funds advanced or out-of-pocket costs and expenses incurred in connection with such remedy, together with interest thereon at the Default Rate from the date on which such sums or expenses are paid by Deepwater or the Indenture Trustee, shall be paid by the Manager to Deepwater or the Indenture Trustee, as appropriate, on demand.

                  ARTICLE VII - INDEMNIFICATION

      SECTION 7.1 The Manager agrees to pay all reasonable expenses of Deepwater, RBFE, BTM, the Indenture Trustee and the Note Holders (collectively the "Relevant Parties") (including advice of external counsel as to the rights and duties of each Relevant Party with respect thereto) in the administration of, and in connection with the preservation of rights under and enforcement of this Agreement (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of each Relevant Party) and the reasonable fees and disbursements of external counsel and other outside consultants; and promptly reimburse each Relevant Party for all amounts expended, advanced or incurred by any of them to satisfy any obligation of the Manager hereunder.

      SECTION 7.2 (a) The Manager agrees to indemnify each Relevant Party, each Credit Support Party and each of their Affiliates and each of their officers, directors, employees, representatives, agents, attorneys, accountants and experts ("Indemnified Parties") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, all Indemnity Matters which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) to the extent as a result of, arising out of or in any way related to (a) the condition, use, ownership, operation, maintenance, repair and management of the Drilling Rig including, without limitation, Indemnity matters based in whole or in part on strict or absolute tort liability, (b) relating to the Drilling Rig and the appurtenances thereto, the performance of the SDDI Contract and the use and occupancy of the Drilling Rig by Manager or anyone claiming by, through or under Manager and including, without limitation, by SDDI, (c) the failure of the
Lessee to comply with the provisions of Section 4.02(e) of the Second Supplemental Indenture or (d) arising or alleged to arise from or in connection with any of the following events: (i) any injury to, or the death of, any person or any damage to or loss of property on or adjacent to the Drilling Rig or growing out of or directly or indirectly connected with, or alleged to grow out of or be directly or indirectly connected with, the ownership, use, nonuse, occupancy, operation, possession, condition, construction, repair or rebuilding of the Drilling Rig, or alleged to result, from the condition of any thereof; (ii) any claims by third parties to the extent resulting from any violation or alleged violation by Manager of (A) any provision of this Agreement, or (B) any law, rule or regulations affecting the Drilling Rig, or (C) any charter, contract (other than this Agreement) or other agreement relating to the Drilling Rig as of the date hereof or hereafter in effect to which Manager is a party or by which Manager is bound, or (D) any contract or agreement to which Manager is a party, or any restriction, law, rule or regulation, affecting the Drilling Rig or the ownership, use, nonuse, occupancy, condition, operation, possession, construction, repair or rebuilding thereof; (iii) any contest by Manager permitted by section 7.6; (iv) Manager's failure to pay in accordance with the terms and provisions hereof any sums payable by Manager hereunder or under any other document to which Manager is a party or (v) which may be imposed upon, incurred by or asserted against any Indemnified Party in any way relating to or arising out of this Agreement or the enforcement of any of the terms hereof and thereof (other than by Manager), including, without limitation, the reasonable fees and disbursements of external counsel and all other expenses incurred in connec-tion with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding all Indemnity Matters arising solely by reason of claims between the Note Holders or any Note Holder and a Note Holder's shareholder or by reason of the gross negligence or willful misconduct on the part of the relevant Indemnified Party.

           (b) (i)The Manager represents and warrants to each Indemnified Party (and for so long as any amount in respect of any Note remains unpaid or any other obligation under the Project Documents to any Indemnified Party has not been paid and satisfied in full shall be deemed to continuously represent and warrant to each Indemnified Party): that (I) the execution, delivery, performance and enforcement of this Agreement, the Second Supplemental Indenture, the Deed of Proceeds and other documents referred to herein or therein will not: (i) subject any Indemnified Party to any Tax imposed by the United Kingdom or any governmental or taxing authority thereof or therein; (ii) require that any Indemnified Party qualify, or otherwise become subject to regulation, under any law, rule, regulation or decree of the United Kingdom or any governmental authority thereof or therein and (II) this Agreement, the Second Supplemental Indenture, the Deed of Proceeds and the other documents referred to herein or therein are in proper form for the enforcement thereof in the
United  Kingdom  and that in order to enforce  the  same  in  the
United Kingdom it is not necessary that any Tax be paid or registration or other formality complied with. "Tax" shall mean any and all fees (including, without limitation, documentation, license and registration fees), taxes (including, without limitation, income, gross income, gross receipts, net income, leasing, excise, fuel, excess profits, sales, use, value added, property, personal and real, tangible and intangible, and stamp taxes), levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever, now existing or hereafter created or adopted, imposed by any foreign, Federal, state or local governmental or taxing authority, together with any and all penalties, fines, additions to tax and interest thereon.

           (ii) The Manager agrees to indemnify and hold harmless each Indemnified Party from and against any and all loss, cost, liability and expense, suffered or incurred or claimed against any of them, and which directly or indirectly arise out of, or relate to, or are alleged to directly or indirectly arise out of or relate to, the inaccuracy in any respect as at any time made or deemed made of the representation made pursuant to Subsection
(b)(i) above, whether or not such inaccuracy was known to, or knowable by, or within or without the control of the Manager to remedy or affect in any way; provided, however, that no indemnification against loss, cost, liability or expense paid by the Manager shall include any amount of principal or interest payable to the holder of any Note but shall only represent the amount lost by an Indemnified Party or the expenses related to such loss arising out of the breach of the representations and warranties contained in Section 7.2(b)(i) above.

      SECTION 7.3 The Manager agrees to indemnify and hold harmless from time to time each Indemnified Party from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities to which any such Person may become subject (i) under any Environmental Law applicable to the Manager, Deepwater or BTM or the operation of the Drilling Rig, including without limitation, the treatment or disposal of hazardous substances, (ii) as a result of the breach or non-compliance by the Manager or the operation of the Drilling Rig with any Environmental Law applicable to the Manager, Deepwater or BTM or the operation of the Drilling Rig, (iii) due to any past ownership or past activity on any Properties which, though lawful and fully permissible at the time, could result in present liability, (iv) the presence, use, release, storage, treatment or disposal of hazardous substances on or with respect to the Drilling Rig, or
(v) any other environmental, health or safety condition in connection with the ownership, use, operation, maintenance or repair of the Drilling Rig, provided, however, no indemnity shall be afforded under this section in respect of any Property for any occurrence arising solely from the acts or omissions of the Indenture Trustee or, any Note Holder or BTM during the period after which such Person, its successors or assigns shall have obtained actual possession of such Property to the exclusion of Deepwater and Manager (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise) except such acts or omissions of the Indenture Trustee or, any Note Holder or BTM relating in any way to, or arising directly or indirectly out of or resulting directly or indirectly from any circumstance or condition in existence prior to such actual possession by the Indenture Trustee, any Note Holder or BTM, whether or not known to, or knowable or discoverable by, any party prior to such possession or from the failure by the Manager to perform any of its obligations hereunder or by Deepwater to perform any of its obligations under the SDDI Contract.

      SECTION 7.4 The obligations and indemnities contained in this Article VII shall continue in full force and effect notwithstanding the delivery and acceptance of the Rig, expiration or earlier termination of this Agreement and the payment and satisfaction of the Notes and other obligations secured by the Indenture. In any and all claims against any Indemnified Party by any employee of the Manager, any contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this Article VII shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Manager or any subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts.

      SECTION 7.5 The indemnities provided by the Manager in this Article VII shall be made from time to time on demand of any Indemnified Party and shall be made in each case on a fully After-
Tax  Basis.   "After-Tax Basis" shall mean, with respect  to  any
payment received or accrued by any Person, supplementing the amount of such payment by a further payment or payments so that the sum of all such payments after deduction (to the extent permitted by law) of all Taxes payable by such Person imposed by any Federal, state or local or foreign taxing authority in respect of the receipt or accrual of such payment, shall be equal to the payment due to such Person.

      SECTION 7.6 So long as no Indenture Event of Default shall have occurred and be continuing, no Indemnified Party may settle any claim to be indemnified without the consent of the Manager, such consent not to be unreasonably withheld; provided, that the Manager may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the Manager does not have the financial ability to pay all its obligations outstanding and asserted against the Manager at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Article VII.

     SECTION 7.7 In the case of any indemnification hereunder, an Indemnified Party shall give notice to the Manager of any claim or demand being made against it; provided, however, that the failure to give such notice shall not release the Manager from any of its obligations, except to the extent that failure to give notice of any action, suit or proceeding against such Indemnified Party shall have a material adverse affect on the Manager's ability to contest such claim or demand. Subject to the provisions of the following paragraph, the Manager shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of such claim or liability; provided that the Manager shall keep the Indemnified Party which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Party with all information with respect to such proceeding as such Indemnified Person shall reasonably request.

      Notwithstanding any of the foregoing to the contrary, the Manager shall not be entitled to control and assume responsibility for the defense of such claim or liability if (i) an Event of Default shall have occurred and be continuing under this Agreement, (ii) an Indenture Event of Default shall have occurred and be continuing, (iii) such proceeding will involve any danger of the sale, forfeiture or loss of, or the creation of any Lien (other than an Excepted Lien or a Lien which is adequately bonded to the satisfaction of such Indemnified Party) on, the Trust Estate or any part thereof, (iv) in the good faith opinion of such Indemnified Party, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or (v) such claim or liability involves the possibility of criminal sanctions or liability to such Indemnified Party. In the circumstances described in clauses (i) - (v), the Indemnified Party shall be entitled to control and assume responsibility for the defense of such claim or liability at the expense of the Manager. In addition, any Indemnified Party may participate in any proceeding controlled by the Manager, at its own expense in respect of any such proceeding as to which the Manager shall have acknowledged in writing its obligation to indemnify the Indemnified Party, and at the expense of the Manager in respect of any such proceeding as to which the Manager shall not have so acknowledged its obligation to the Indemnified Party. The Manager may in any event participate in all such proceedings at its own cost. Nothing contained herein shall be deemed to require an Indemnified Party to contest any claim or demand or to assume responsibility for or control of any judicial proceeding with respect thereto.

     SECTION 7.7 The foregoing indemnities shall extend to the Indemnified Parties notwithstanding the sole or concurrent negligence of every kind or character whatsoever, whether active or passive, whether an affirma-tive act or an omission, including without limitation, all types of negligent conduct identified in the restatement (second) of torts of one or more of the Indemnified Parties or by reason of strict liability imposed without fault on any one or more of the Indemnified Parties. To the extent that an Indemnified Party is found to have committed an act of gross negligence or willful misconduct, this contractual obligation of indemnification, as to such Indemnified Party, shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence or willful misconduct of the Indemnified Party.

      SECTION 7.8 The Manager shall pay any amounts due under this Article VII within thirty (30) days of the receipt by the Manager of notice of the amount due.



                  ARTICLE VIII - MISCELLANEOUS

      SECTION 8.1 Notices. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any person shall be given in writing in and any such notice shall be deemed given (i) when personally delivered, or
(ii) three days after the date deposited in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, or (iii) when signed for by the recipient, if delivered by overnight courier or express mail service, addressed as follows:


     if to RBFE:

     RBF Exploration Co.
     901 Threadneedle
     Houston, Texas  77079

     if to Deepwater:
     R&B Falcon Deepwater (UK) Limited
     Suite E, Stoneywood Office Complex
     Stoneywood Park North
     Dyce,
     Aberdeen AB21 7EA
     Scotland

     if to Manager:

     R & B Falcon Corporation
     901 Threadneedle
     Houston, Texas  77079

     if to the Indenture Trustee:

     Chase Bank of Texas, National Association
     1150 Chase Tower
     600 Travis Street
     Houston, TX 77002

or at such other address as any party hereto may from time to time designate by notice duly given in accordance with the provisions of this Section 8.1 to the other party.

      SECTION 8.2 Successors and Assigns. The Manager may not make an assignment or other transfer of this Agreement or any interest herein by operation of law or otherwise unless it has obtained the prior written consent of the Indenture Trustee, BTM, RBFE and Deepwater to such assignment or other transfer, which consent may be withheld, conditioned or delayed. Each of Deepwater, BTM and RBFE may assign its rights and benefits under this Agreement, with the prior written consent of the Indenture Trustee, to any successor or to any transferee of the Drilling Rig, the Indenture Trustee, any Note Holder or the Surety. The Indenture Trustee may assign its right and benefits under this Agreement to any successor or to any Note Holder or the Surety.

      SECTION 8.3 No Waiver; Amendments. No failure on the part of Deepwater, BTM, RBFE or the Indenture Trustee or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Deepwater, BTM, RBFE, or the Indenture Trustee or any of their respective agents of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. No amendment of this Agreement shall be effective unless the same shall be in writing and signed by each party hereto and consented to in writing by the Indenture Trustee. No waiver of any provision of this Agreement shall be effective unless signed by each party having the benefit of such provision and the Indenture Trustee.

      SECTION  8.4     Governing Law; Submission to Jurisdiction;
Etc.

      (a) This Agreement (including, but not limited to, the validity and enforceability hereof and thereof) shall be governed by, and construed in accordance with, the laws of the state of New York, other than conflict of laws rules thereof that would require the application of the laws of a jurisdiction other than such state.

      (b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereby accepts for itself and (to the extent permitted by law) in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. This submission to jurisdiction is non-exclusive and does not preclude any Person from obtaining jurisdiction over other parties in any court otherwise having jurisdiction.

     (c) Each party other then BTM hereby irrevocably designates Capitol Services, Inc. located at 401 Colvin Street, Suite 200, Albany, New York 12206, as its designee, appointee and agent to receive, for and on its behalf, service of process in such jurisdiction in any legal action or proceeding with respect to this Agreement. It is under-stood that a copy of such process served on such agent will be promptly forwarded by overnight courier to each relevant party at its address set forth herein, but the failure of to receive such copy shall not affect in any way the service of such process. Each party further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Noble US at its said address, such service to become effective thirty (30) days after such mailing.

      (d) Nothing herein shall affect the right of Deepwater, RBFE, BTM or the Indenture Trustee, any Note Holder or any other Person to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Manager in any other jurisdiction.

      (e) Each party hereby (i) irrevocably and unconditionally waives, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein; (ii) irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certifies that no party hereto nor any representative or agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledges that it has been induced to enter into this Agreement, and the transactions contemplated hereby and thereby by, among other things, the waivers and certifications contained in this section.

      SECTION 8.5 Third Party Beneficiaries. The Indenture Trustee, each of the Note Holders under the Trust Indenture, and each Credit Support Party is an intended third party beneficiary of this Agreement. The Indenture Trustee shall have the right, but not the obligation, in its sole judgment and discretion, from time to time, but subject to the terms of this Agreement, to make demand for performance and to proceed against the Manager for the performance of any of its obligations hereunder, and/or to proceed from time to time against RBFE or Deepwater for the performance of any such obligations, as the Indenture Trustee, in its sole discretion, may determine. Should there be any conflicting direction or demand under this Agreement between RBFE, BTM, Deepwater and the Indenture Trustee, the direction and demands of the Indenture Trustee shall control under this Agreement so long as the Trust Indenture is in force and effect.

     SECTION 8.6    Counterparts.  This Agreement may be executed
in   any  number  of  separate  counterparts  and  all  of   said
counterparts taken together shall be deemed to constitute one and the same agreement.

     SECTION 8.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8.8 Headings and Table of Contents. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 8.9 Non-Petition Covenant. So long as any indebtedness or other obligations secured by the Trust Indenture are outstanding, the Manager will not institute, and will not join with others in instituting, any involuntary bankruptcy or analogous proceeding against RBFE, Deepwater or BTM under any bankruptcy, reorganization, receivership or similar law, domestic or foreign, as now or hereafter in effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written (the "Effective Date").


RBF EXPLORATION CO.


By:_________________________
Name:
Title:


R&B FALCON CORPORATION


By:_________________________
Name:
Title:


R&B FALCON DEEPWATER (UK) LIMITED


By:_________________________
Name:
Title:


BTM CAPITAL CORPORATION


By:_________________________
Name:
Title: